Exhibit 99.1

PIEDMONT REALTY TRUST COMMENCES OFFER TO PURCHASE ANY AND ALL OF ITS OUTSTANDING 9.250% SENIOR NOTES DUE 2028

November 13, 2025

Atlanta, November 13, 2025 (GLOBE NEWSWIRE) — Piedmont Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) today announced that its operating partnership, Piedmont Operating Partnership, LP (the “Operating Partnership”), has commenced a cash tender offer to purchase any and all of its outstanding 9.250% senior notes due 2028 (the “notes”) for the consideration described below.

Title of Security	CUSIP Number / ISIN(1)	Principal Amount Outstanding	U.S. Treasury Reference Security(2)	Bloomberg Reference Page(2)	Fixed Spread(2)
9.250% Senior Notes due 2028	720198AG5 / US720198AG56	$532,460,000	3.50% UST due November 15, 2028	FIT1	95 bps

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release, the Offer to Purchase (as defined below) or printed on the notes. They are provided solely for the convenience of holders of the notes.

(2)

The consideration (the “Consideration”) payable per $1,000 principal amount of notes validly tendered and accepted for purchase will be based on the fixed spread specified in the table above (the “Fixed Spread”), plus the yield to maturity of the U.S. Treasury Reference Security (the “Reference Yield”) based on the bid-side price of the U.S. Treasury Reference Security specified above (the “Reference Page”) at 2:00 p.m., New York City time, on November 19, 2025 (the “Price Determination Date”). The sum of the Fixed Spread and the Reference Yield is referred to as the “Repurchase Yield.” The calculation of the Consideration may be performed to either the Maturity Date or the Par Call Date (each as defined in the Offer to Purchase) for the notes, as applicable, in accordance with standard market practice. The Consideration does not include accrued interest, which will be paid on notes accepted for purchase by us as described in the Offer to Purchase. The formula for determining the Consideration and accrued interest is set forth on Annex A of the Offer to Purchase.

The tender offer will expire at 5:00 p.m., New York City time, on November 19, 2025, unless extended or earlier terminated (the “Expiration Time”). Holders who have validly tendered their notes may withdraw such notes at any time (i) at or prior to the earlier of (x) the Expiration Time and (y) in the event the tender offer is extended, the tenth business day after the date hereof, and (ii) after the 60th business day after the date hereof if for any reason the tender offer has not been consummated within 60 business days of the date hereof (in each case, the “Withdrawal Deadline”). On the Price Determination Date, unless extended, the Company will issue a press release specifying, among other things, the Consideration for the notes validly tendered and accepted.

The delivery of notes tendered by guaranteed delivery procedures must be made no later than 5:00 p.m., New York City time, on November 21, 2025. The Company expects to pay the Consideration for notes validly tendered and not validly withdrawn at or prior to the Expiration Time on November 20, 2025, the first business day following the Expiration Time (the “Settlement Date”). Settlement of notes tendered and accepted for purchase pursuant to the guaranteed delivery procedures is expected to be on November 24, 2025 (the “Guaranteed Delivery Settlement Date”). For the avoidance of doubt, accrued interest will cease to accrue on the Settlement Date for all Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the guaranteed delivery procedures. The tender offer is conditioned upon the satisfaction or waiver of certain conditions, including the Operating Partnership’s completion of a proposed concurrent senior notes offering. The tender offer is not conditioned upon any minimum amount of notes being tendered.

From time to time after completion of the tender offer, the Company or its affiliates may purchase additional notes in the open market, in privately negotiated transactions, through tender or exchange offers, or other methods, or the Company may redeem the notes pursuant to their terms. Any future purchases may be on the same terms or on terms that are more or less favorable to holders of the notes than the terms of the tender offer.

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase, dated November 13, 2025 (the “Offer to Purchase”) and in the related Notice of Guaranteed Delivery, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the tender offer. The Company and the Operating Partnership have retained BofA Securities, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC as dealer managers (collectively, the “Dealer Managers”) in connection with the tender offer. Copies of the Offer to Purchase and the related Notice of Guaranteed Delivery may be obtained from D.F. King & Co., Inc., the tender and information agent for the tender offer (the “Tender and Information Agent”), by phone at +1 (212) 365-6884 (banks and brokers) or +1 (800) 669-5550 (all others), by email at piedmont@dfking.com or online at www.dfking.com/piedmont. Questions regarding the tender offer may also be directed to the Dealer Managers as set forth below:

BofA Securities

620 S Tryon Street, 20th Floor

Charlotte, North Carolina 28255

United States of America

Attention: Liability Management Group

Collect: (980) 387-3907

Toll-Free: (888) 292-0070

Email: debt_advisory@bofa.com

TD Securities 1 Vanderbilt Avenue, 11th Floor New York, New York 10017 Attn: Liability Management Group Toll Free: +1 (866) 584-2096 Collect: +1 (212) 827-2806 Email: LM@tdsecurities.com

Wells Fargo Securities

550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

Attn: Liability Management

Group Toll-Free: +1 (866) 309-6316

Collect: (704) 410-4759

Email: liabilitymanagement@wellsfargo.com

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities, including with respect to any proposed concurrent notes offering. The tender offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the related Notice of Guaranteed Delivery. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offer to be made on the Operating Partnership’s behalf by a licensed broker or dealer and the Dealer Managers or one of the Dealer Managers’ affiliates is such a licensed broker or dealer in any such jurisdiction, the tender offer will be deemed to be made by such Dealer Manager or affiliate, as the case may be, on behalf of the Operating Partnership. None of the Company, the Operating Partnership, the Tender and Information Agent or the Dealer Managers, or any of their affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their notes in response to the tender offer.

About Piedmont Realty Trust

Piedmont Realty Trust™ (NYSE: PDM), is a fully integrated, self-managed real estate investment company focused on delivering an exceptional office environment. As an owner, manager, developer and operator of approximately 16 MM SF of Class A properties across major U.S. Sunbelt markets, Piedmont Realty Trust is known for its hospitality-driven approach and commitment to transforming buildings into premier “Piedmont PLACEs” that enhance each client’s workplace experience.

Forward-looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: economic, regulatory, socio-economic, technological (e.g., artificial intelligence and machine learning, virtual meeting platforms, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue; reduced demand for office space, including as a result of remote working and flexible or “hybrid” working arrangements that allow work from remote locations other than an employer’s office premises; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large tenants; impairment charges on our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including economic changes, such as fluctuating interest rates, costs of construction, improvements and redevelopments, and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks; future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties; risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties, vendors, or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public’s reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock; costs of complying with governmental laws, regulations and policies, including environmental standards imposed on office building owners; uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost; additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, government layoffs or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; significant price and volume fluctuations in the public markets, including on the exchange on which we listed our common stock; risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings; a downgrade in our credit ratings, the credit ratings of the Operating Partnership or the credit ratings of our or the Operating Partnership’s unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments; the effect of future offerings of debt or equity securities on the value of our common stock; additional risks and costs associated with adverse U.S. global and economic conditions, inflation and potential increases in the rate of inflation, including the impact of a possible recession, uncertainty and volatility in financial markets, and any changes in governmental rules, regulations, and fiscal policies; uncertainties associated with environmental and regulatory matters; changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods; the effect of any litigation to which we are, or may become, subject; additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns; changes in tax laws impacting real estate investment trusts and real estate in general, as well as our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or other tax law changes which may adversely affect our stockholders; the future effectiveness of our internal controls and procedures; actual or threatened public health epidemics or outbreaks of highly infectious or contagious diseases, as well as immediate and long-term governmental and private measures taken to combat such health crises; and other factors, including the risk factors described in Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2024.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Research Analysts/Institutional Investors Contact:

770-418-8592

investor.relations@piedmontreit.com